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                                                                  Exhibit 10.46

                                  CURIS, INC.
                               61 Moulton Street
                              Cambridge, MA 02138

                                                     January 28, 2002

Dr. Doros Platika
Curis, Inc.
61 Moulton Street
Cambridge, MA  02138

     Re: Severance Arrangements

Dear Doros,

     This letter agreement is intended to reflect our agreements relating to your ongoing relationship with Curis, Inc. (the "Company") and your continuing role as Chairman of the Company.

     The Company and you currently are parties to the following agreements:

     o    Employment Agreement dated June 17, 1996.
          --------------------

     o    Secured Promissory Note dated June 17, 1996 in the original principal
          -----------------------
          amount of $500,000 (with the current outstanding principal amount equal to $200,000 plus accrued interest) (the "1996 Promissory Note"), which is due upon the earliest of (a) June 30, 2003, (b) 30 days after your resignation without Good Reason, or (c) 180 days after the termination of your employment other than for Good Reason.

     o    Secured Promissory Note dated August 3, 2001 in the principal amount
          -----------------------
          of $500,000 (the "2001 Promissory Note"), which is due upon the earliest of (a) July 30, 2010, (b) a Change in Control of the Company, or (c) the termination of your employment for any reason.

     o    First Amended and Restated Pledge Agreement dated August 3, 2001 (the
          -------------------------------------------
          "Pledge Agreement"), which secures the 1996 Promissory Note and the 2001 Promissory Note.

     o    Mortgage dated March 5, 1997 on 35 Sears Road property.
          --------

     o    Non-Transferability Agreement dated August 3, 2001.
          -----------------------------

     o    Invention and Non-Disclosure Agreement dated June 17, 1996.
          --------------------------------------

     o    Non-Competition and Non-Solicitation Agreement dated June 17, 1996.
          ----------------------------------------------


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Dr. Doros Platika
January 28, 2002
Page 2


     In addition, you have entered into several stock option agreements with the Company, including the following:

     o Options to purchase 500,000 shares exercisable at $3.13 and vesting 25% on April 3, 2002 and an additional 6.25% each quarter thereafter; options expire 90 days after termination if not exercised (the "April 2001 Option Grant")

     o Options to purchase 1,000,000 shares exercisable at $14.50 and vesting 25% on August 1, 2001 and an additional 6.25% each quarter thereafter; options expire 90 days after termination if not exercised (the "August 2000 Option Grant")

     o Options to purchase 51,280 shares exercisable at $3.90 and 100% vested; options expire 30 days after termination if not exercised

     o Options to purchase 12,820 shares exercisable at $1.56 and 100% vested; options expire 30 days after termination if not exercised

     o Options to purchase 88,954 shares exercisable at $0.59 and 100% vested; options expire 30 days after termination if not exercised

     Since the Company and you wish to redefine the terms of your role as an officer and as an employee of the Company, the Company and you agree as follows:

     1. The Company shall retain you as Chairman of the Company, and you shall remain employed by the Company in that position, from the date of this letter agreement through at least April 30, 2002 (the "Employment Period"), unless such employment is sooner terminated by either you or the Company pursuant to section 6 of the Employment Agreement. You further agree not to actively pursue any other employment opportunities, including self employment opportunities, at any time prior to April 30, 2002.

     2. The August 2000 Option Grant shall terminate as of the date of this letter agreement. All other option grants listed above shall remain in effect, except as modified in paragraphs 3 and 4 below.

     3. If (a)(i) the Company at any time (whether before or after April 30, 2002) terminates your employment for any reason other than for Cause (as defined in section 4(e)(i) of the Employment Agreement, or (ii) you terminate your employment (A) for Good Reason (as defined in section 4(e)(ii) of the Employment Agreement, or (B) at any time after April 30, 2002, and (b) the Financing Milestone (as defined below) has not been achieved on or before April 30, 2002, the Company shall provide you with the severance benefits described below (collectively, the "Severance Benefits"), subject to the remaining provisions of this letter agreement, if you timely execute and do not revoke your assent to a severance agreement containing a release of claims against the Company (the "Severance Agreement") in a form substantially similar to Exhibit A to this letter agreement:

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Dr. Doros Platika
January 28, 2002
Page 3


     (a)  Severance Pay. The Company shall provide you with severance pay in the
          -------------
          form of salary continuation at your base rate of pay in effect at the time of termination, less all applicable local, state and federal taxes and withholdings, for twelve (12) months (the "Severance Period"). The salary continuation shall be paid to you in accordance with the Company's regular payroll practices (as they may be established or modified from time to time), but in no event will the first salary continuation payment under this section be paid earlier than the eighth (8th) day following the date you sign the Severance Agreement nor later than the twenty second (22nd) day thereafter.

     (b)  Continuation of Benefits. If you are eligible for and elect
          ------------------------
          continuation of group health insurance coverage under the federal COBRA law, the Company shall pay the costs of your group health insurance premium payments during the Severance Period. Thereafter, you will be solely responsible for any and all payments during the elected period of health insurance coverage under COBRA. During the Severance Period, the Company will also continue your participation in any other benefits that you enjoyed immediately prior to your separation of employment, provided that you meet the eligibility requirements for such benefits under the terms of any applicable benefit plan documents.

     (c)  Loan Forgiveness. The 1996 Promissory Note and the 2001 Promissory
          ----------------
          Note will be forgiven and discharged in full, and the Pledge Agreement and Mortgage shall be terminated. As provided in the Employment Agreement, the forgiveness of the 1996 Promissory Note (but not the 2001 Promissory Note) shall be accompanied by the payment of a bonus in the amount of any federal and state income tax payable by you as a result of such forgiveness plus any federal and state income tax payable by you with respect to such bonus.

     (d)  Vested Shares. A total of 250,000 shares under the April 2001 Option
          -------------
          Grant shall be deemed to be vested as of the termination date, and the remaining 250,000 shares under such grant shall cease to be subject to such option, provided that the number of shares that shall be deemed to be vested shall be increased by 31,250 shares for each full three-month period after April 30, 2002 during which you remain employed by the Company.

     (e)  Extension of Exercise Date. The exercise period for all outstanding
          --------------------------
          options shall be 12 months following the termination date (it being understood that if any incentive stock option is exercised more than 90 days after the termination date, it shall cease to be treated for tax purposes as an incentive stock option, but rather shall constitute a so-called non-statutory stock option).

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Dr. Doros Platika
January 28, 2002
Page 4


     4. If (a)(i) the Company at any time (whether before or after April 30, 2002) terminates your employment for any reason other than for Cause, or (ii) you terminate your employment (A) for Good Reason, or (B) at any time after April 30, 2002, and (b) the Financing Milestone has been achieved on or before April 30, 2002, the Company shall provide you with the severance benefits described below (collectively, the "Alternate Severance Benefits"), subject to the remaining provisions of this letter agreement, if you timely execute and do not revoke your assent to the Severance Agreement:

     (a)  Severance Pay. The Company shall provide you with a single lump sum
          -------------
          payment equal to your annual base salary in effect at the time of termination, less all applicable local, state and federal taxes and withholdings (the "Lump Sum Payment"). The Lump Sum Payment will be paid to you no earlier than the eighth (8th) day following the date you sign the Severance Agreement nor later than the twenty second
          (22nd) day thereafter.

     (b)  Continuation of Benefits. If you are eligible for and elect
          ------------------------
          continuation of group health insurance coverage under the federal COBRA law, the Company shall pay the costs of your group health insurance premium payments for twelve (12) months consecutive months following your termination. Thereafter, you will be solely responsible for any and all payments during the elected period of health insurance coverage under COBRA. The Company will also continue your participation in any other benefits that you enjoyed immediately prior to your separation of employment for a period of twelve (12) consecutive months following your termination, provided that you meet the eligibility requirements for such benefits under the terms of any applicable benefit plan documents.

     (c)  Loan Forgiveness. The 1996 Promissory Note and the 2001 Promissory
          ----------------
          Note will be forgiven and discharged in full, and the Pledge Agreement and Mortgage shall be terminated. The forgiveness of the 1996 Promissory Note shall be accompanied by the bonus set forth in Section 3(c) above.

     (d)  Vested Shares. All of the shares under the April 2001 Option Grant
          -------------
          shall be deemed to be vested as of the termination date.

     (e)  Extension of Exercise Date. The exercise period for all outstanding
          --------------------------
          options shall be 12 months following the termination date (it being understood that if any incentive stock option is exercised more than 90 days after the termination date, it shall cease to be treated for tax purposes as an incentive stock option, but rather shall constitute a so-called non-statutory stock option).

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Dr. Doros Platika
January 28, 2002
Page 5


     5. If the Company terminates your employment for Cause or you terminate your employment any reason other than for Good Reason prior to April 30, 2002, all applicable provisions of the Employment Agreement, the 1996 Promissory Note and the 2001 Promissory Note will apply, including the severance provisions outlined in section 7(b) of the Employment Agreement.

     6. Section 1 of this letter agreement shall modify section 2(a) of the Employment Agreement and sections 3 and 4 of this letter agreement shall supercede section 7(a) of the Employment Agreement. All other sections of and exhibits to the Employment Agreement shall remain in full force and effect, the terms of which are hereby incorporated by reference into this letter agreement, including, without limitation, the terms of the Invention and Non-Disclosure Agreement (Exhibit B to the Employment Agreement) and terms of the Non-Compete and Non-Solicitation Agreement (Exhibit C to the Employment Agreement).

     7. As used in sections 3 and 4 of this letter agreement, "Financing Milestone" shall be deemed to be achieved at such time as the Company either (a) closes on an equity financing or equity financings in which at least $20 million is received by the Company, or (b) enters into one or more strategic alliance or corporate partnership transactions in which the payments to be made to the Company (excluding future royalty or profit sharing payments), as reasonably determined by the Board of Directors, is equal to at least $20 million.

     If the foregoing accurately sets forth our mutual agreement, please indicate so by countersigning this letter agreement in the space provided below.

                                     Sincerely yours,

                                     CURIS, INC.


                                     By: /s/ James McNab
                                         --------------------------------
                                         James McNab
                                         Chairman, Executive Committee

I hereby agree to the terms and conditions set forth above. I intend that this letter agreement will become a binding agreement between me and the Company.



/s/ Doros Platika
------------------------
Dr. Doros Platika

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Dr. Doros Platika
January 28, 2002
Page 6


                                    Exhibit A
                                    ---------

                         SEVERANCE AGREEMENT AND RELEASE
                         -------------------------------

     This AGREEMENT made by and between Curis, Inc. (the "Company") and Dr. Doros Platika (the "Executive").

     WHEREAS, the parties wish to resolve amicably the Executive's separation from the Company and establish the terms of the Executive's severance arrangement;

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.   Termination Date. The Executive's effective date of termination from the
     ----------------
     Company is _________________ (the "Termination Date").

2.   Consideration. In return for the execution of this Severance Agreement and
     -------------
     Release (the "Agreement"), the Company agrees to provide the Executive with the Severance Benefits or the Alternate Severance Benefits, as defined in sections 3 and 4 of the December __, 2001 letter agreement between the Executive and the Company (the "Letter Agreement").

3.   Releases.

          (a) Executive Release. The Executive hereby fully, forever,
              -----------------
     irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents, employees and successors (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against any or all of the Released Parties arising out of his employment with or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Age Discrimination in
                                            -- ---
     Employment Act, 29 U.S.C., ss.621 et seq., the Americans With Disabilities
                                       -- ---
     Act of 1990, 42 U.S.C., ss.12101 et seq., and the Family and Medical Leave
                                      -- ---
     Act, 29 U.S.C. ss.2601 et seq., all as amended, and similar state and local
                            -- ---
     statutes including but not limited to the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, ss.1 et seq., all as amended, and all claims
                                        -- ---
     arising out of the Fair Credit Reporting Act, 15 U.S.C. ss.1681 et seq.,
                                                                     -- ---
     the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C.ss.1001 et seq., the Massachusetts Civil Rights Act, M.G.L. c.12
                   -- ---
     ss.11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93 ss.102 and M.G.L. c.214, ss.1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, ss.1 et seq., and the Massachusetts Privacy Act, M.G.L. c.214, ss.1B,
               -- ---
     all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach

Dr. Doros Platika
January 28, 2002
Page 7



     of contract, any and all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options, and any claim or damage arising out of the Executive's employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Executive from (i) filing, cooperating with, or participating in any discrimination proceeding before the EEOC or a state Fair Employment Practices Agency (except that the Executive acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding) or (ii) bringing any legal action for the purposes of enforcing any obligations of the Company to the Executive under this Agreement or the Letter Agreement. The Executive does not release the Company from any obligation to indemnify the Executive to the fullest extent provided in the Company's By-Laws and Certificate of Incorporation.

          (b) Company Release. The Company hereby fully, forever, irrevocably
              ---------------
     and unconditionally releases, remises and discharges the Executive from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature arising out of his employment with and separation from the Company; provided, however, that nothing in this section 3(b) shall release the Executive from any obligation expressly set forth in this Agreement or any claims arising out of or related to the Executive's commission of acts involving fraud, criminal activity or misconduct committed during his employment with the Company.

4.   Non-Disclosure and Non-Competition. The Executive acknowledges his
     ----------------------------------
     obligation to keep confidential all non-public information concerning the Company which he acquired during the course of his employment with the Company. The Executive further acknowledges and reaffirms his obligations under the Invention and Non-Disclosure Agreement and the Non-Compete and Non-Solicitation Agreement he executed at the commencement of his employment with the Company, the terms of which remain in full force and effect.

5.   Return of Company Property. The Executive agrees to return, within seven
     --------------------------
     (7) days of his execution of this Agreement, all Company property in his possession or control, including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones and pagers. The Executive further agrees to leave intact all electronic Company documents, including those which he developed or help develop during his employment.

6.   Non-Disparagement. The Executive understands and agrees that as a condition
     -----------------
     for payment to him of the consideration described herein, he will not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company

Dr. Doros Platika
January 28, 2002
Page 8



     regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition. The Company agrees to direct its officers not to make any false, disparaging, derogatory or defamatory statements in public or in private regarding the Executive or the Executive's employment with the Company.

7.   Confidentiality. To the extent permitted by law, the Executive understands
     ---------------
     and agrees that as a condition for payment to him of the consideration herein described, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the Executive, his agents and representatives and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

8.   Nature of Agreement. The Executive understands and agrees that this
     -------------------
     Agreement is a severance agreement and release and does not constitute an admission of liability or wrongdoing on the part of the Company.

9.   Amendment. This Agreement shall be binding upon the parties and may not be
     ---------
     abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

10.  Waiver of Rights. No delay or omission by the Company in exercising any
     ----------------
     rights under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11.  Validity. Should any provision of this Agreement be declared or be
     --------
     determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

12.  Applicable Law. This Agreement shall be governed by the laws of the
     --------------
     Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or its subject matter.

13.  Acknowledgments. The Executive acknowledges that he has been given
     ---------------
     twenty-one (21) days to consider this Agreement and that the Company advised him to consult with an attorney of his own choosing prior to signing this Agreement. Further, the Executive

Dr. Doros Platika
January 28, 2002
Page 9



     acknowledges he may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

14.  Voluntary Assent. The Executive affirms that no other promises or
     ----------------
     agreements of any kind (other than the Letter Agreement) have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

15.  Entire Agreement. This Agreement and the Letter Agreement contain and
     ----------------
     constitute the entire understanding and agreement between the parties with respect to severance benefits and supersede all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Nothing in this section shall, however, modify, cancel or supersede the Executive's obligations as set forth in section 4 above.

16.  Counterparts. This Agreement may be executed in two (2) signature
     ------------
     counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.


IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement.

CURIS, INC.

By:                                                  Date:
   ----------------------------------------------          ---------------------



                                                     Date:
-------------------------------------------------          ---------------------
Dr. Doros Platika